EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-122998) pertaining to the National Interstate Corporation Long Term Incentive Plan of our report dated March 6, 2006, with respect to the consolidated financial statements and schedules of National Interstate Corporation, included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/  Ernst & Young LLP

Cleveland, Ohio
March 17, 2006

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